Exhibit 10.3

DEBT SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Debt Settlement Agreement and Mutual Release ("Agreement") is made and entered into as of the 14th day of November 2014 (the “Effective Date”), by and among Teton Global LLC ("Teton”) and Horizon Energy Corp. ("HORI"). As used throughout this Agreement, the term "Parties" refers to Teton and HORI and the term "Party" refers to any one of the same.

RECITALS

WHEREAS, HORI issued certain promissory note to Infinite Funding Inc. (“Infinite”) dated December 31, 2012 in the original principal amount of $1,031,999 (the "Note"), a copy of which is attached as Exhibit A; and

WHEREAS, on April 25, 2014, Infinite assigned all the rights and interests of the Note to Teton and Teton became the lawful holder of the Note;

WHEREAS, as of November 12, 2014 the principal balance of the Note was $741,999 with accrued interest payable of $164,773; and

WHEREAS, on April 23, 2014, HORI entered into a Letter Agreement (the “Ponta Agreement”) with Ponta E&P, LLP (“Ponta”), a Texas Limited Liability Partnership, a copy of which is attached as Exhibit B. Pursuant to the terms of the Ponta Agreement, HORI acquired a 25% working interest in PONTA’s Holmes Oil Unit #1 in return for a capital infusion of $115,000. Additionally, pursuant to the terms of the Ponta Agreement, HORI receives an additional 25% working interest until such time as the Holmes Investment has been fully repaid (the “Holmes Investment”); and

WHEREAS, Teton has requested from HORI payment of the Note in the amount of $906,772 (the "Note Payment"); and

WHEREAS, The Parties agree to stipulate the market value of the Holmes Investment to be $906,772; and

WHEREAS, the Parties have agreed to a manner in which the Note Payment will be satisfied by HORI.

NOW, THEREFORE, in consideration of the following mutual terms, covenants and conditions, the Parties, and each of them, do hereby agree as follows:

1. Consideration. The Parties agree that HORI’s obligations pursuant to the Note shall be settled and cancelled in their entirety, including all the principle amount and any accrued interest then due thereunder, in exchange of the transfer to Teton of all of HORI’s rights and interest in the Holmes Investment (the “Holmes Transfer”).

2. Release. On the Effective Date, HORI and all of its successors in interest, and all its agents, officers, directors, affiliates, employees, representatives, attorneys, assigns, and/or their successors in interest, shall be forever released and discharged from any and all claims, causes of action, liabilities, damages, costs or demands of whatever character relating to the Note. Teton shall execute any documentation reasonably requested by HORI to evidence such satisfaction of the Note.

3. Representations.

(a) HORI hereby represents and warrants that (i) HORI has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder, (ii) this Agreement have been duly and validly executed and delivered by HORI and constitute valid and binding obligations of HORI, enforceable against HORI in accordance with their respective terms, and (iii) neither the execution and delivery of this Agreement by HORI, nor the consummation by HORI of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the Charter, By-laws or other governing documents of HORI, (b) require on the part of HORI any filing with, or approval of, any governmental entity or (c) violate in any material respect any order, writ, injunction, decree, statute, rule or regulation applicable to HORI, or any of its properties or assets.

(b) Teton hereby represents and warrants that (i) Teton has the requisite power and authority to execute and deliver this Agreement, (ii) this Agreement has been duly and validly executed and delivered by Teton and constitutes the valid and binding obligation of Teton, enforceable against Teton in accordance with its terms, (iii) neither the execution and delivery of this Agreement, nor the consummation by Teton of the transactions contemplated hereby, will (a) conflict with or violate any provision of the Charter, By-laws or other governing documents of Teton, (b) require on the part of Teton any filing with, or approval of, any governmental entity or (c) violate in any material respect any order, writ, injunction, decree, statute, rule or regulation applicable to Teton, or any of its properties or assets.

4. Covenants. Each Party covenants to the other that it will use commercially reasonable efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective agents, employees, successors and assigns.

6. Waiver, Modification and Amendment. No provision hereof may be waived unless in writing and signed by the Party whose rights are thereby waived. Waiver of any one provision herein shall not be deemed to be a waiver of any other provision herein (whether similar or not), nor shall such waiver constitute a continuing waiver unless otherwise expressly so provided.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Wyoming, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdictions other than the State of Wyoming.

8. Severability. In the event that any term or provision of this Agreement contradicts any term or provision of any other document, instrument or agreement between the Parties, the terms of this Agreement shall control. If any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, such provision shall be severable from all other provisions of this Agreement, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be adversely affected or impaired, and shall thereby remain in full force and effect.

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9. Entire Agreement. It is expressly understood and agreed that this Agreement constitutes the entire understanding and agreement between the Parties hereto, and supersedes and replaces all prior negotiations, agreements or understandings between the Parties, whether written or oral, in each case relating to the subject matter hereof.

This Agreement may not be modified by the Parties except by written instrument executed by an authorized officer of each Party. Each of the Parties acknowledges and represents that no other Party or agent or attorney of any other Party has made a promise, representation, or warranty whatsoever, express or implied, not contained herein concerning the subject matter of this Agreement. Each Party acknowledges and represents that it has not executed this Agreement in reliance upon any promise, representation or warranty whatsoever not expressly set forth in this Agreement.

10. Representations of Authority. The persons signing below each represent and warrant that they have the authority to enter into this Agreement on behalf of the Party on whose behalf they so sign.

11. Rights and Remedies Cumulative. The rights and remedies provided for in this Agreement or by law shall, to the extent permitted by law, be cumulative.

12. Reliance on Own Judgment. The Parties hereto acknowledge and agree, that in deciding to execute this Agreement, they have relied entirely upon their own respective judgment and have had adequate time to consider its terms and effects and to ask questions that they may have of anyone, including legal counsel of their own choosing. By signing this Agreement, the Parties hereto further acknowledge that they have been afforded a reasonable and sufficient period of time to review, for deliberation thereon and or the negotiations of the terms of this Agreement.

13. Counterparts. This Agreement may be signed in multiple counterpart copies, each of which shall constitute an original, with the same force and effect as if each of the Parties hereto has signed a single instrument.

14. Notices. All notices under this Agreement shall be in writing, and may be delivered by hand, sent by overnight delivery by a nationally recognized overnight courier service or by registered mail, return receipt requested. Notices delivered by hand shall be effective upon receipt. Notices sent by courier or mail shall be deemed received on the date of receipt indicated by the return verification provided by the U.S. postal service or the records of the courier service. Notices shall be given or sent to the parties at the addresses set forth on the first page of this letter agreement, or to such other address as either party may designate in writing in a notice complying with this Section 14.

(SIGNATURE PAGE FOLLOWS)

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IN WITNESS THEREOF, the undersigned Parties have executed this Agreement effective as of the date first set forth above.

Horizon Energy Corp.

/s/ Robert S. Bludorn
By: Robert S. Bludorn
Title: Chief Executive Officer

Teton Global, LLC

/s/ Andrew Farmer
By: Andrew Farmer
Title: Manager

ACKNOWLEDGED AND ACCEPTED:

Ponta E&P, LLP

/s/ Larry Talley
By: Larry Talley
Title: Agent

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